Exhibit 3.i

Filed with the Department of State on May 3, 1996

Entity Number 2695160	/s/ Yvette Kane
Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

DSCB.15-1306/2102/2303/2702/2903/7102A (REV 90)

Indicate type of domestic corporation (check one):

☒ Business-stock (15 Pa.C.S. § 1306)	☐ Management (15 Pa.C.S. § 2702)
☐ Business-nonstock (15 Pa,C.S. § 2102)	☐ Professional (15 Pa.C.S. § 2903)
☐ Business-statutory close (15 Pa,C.S. § 2303)	☐ Cooperative (15 Pa.C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated :associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporation is:	Crown Consultants, Inc.

2.	The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	9300 Ashton Road	Philadelphia	PA	19136	Philadelphia
	Number and Street	City	State	Zip	County

(b) c/o
	Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the County in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: 1000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address
Luann M. Taiariol	Dechert Price & Rhoads
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103-2793

6. The specified effective date, if any is:
Month day year hour, m.

7.	Any additional provisions of the articles. If any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this 13th day of May, 1996.

/s/ Luann M. Taiariol
(Signature)	(Signature)